Exhibit (s)

Calculation of Filing Fee Table

FORM N-2

(Form Type)

SLR INVESTMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share (1)

Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share (1)

Carry Forward Securities	Other	Warrants (1)

Carry Forward Securities	Other	Subscription Rights (2)

Carry Forward Securities	Debt	Debt Securities (3)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)			$1,000,000,000(4)(5)			N-2	333-255662	April 30, 2021	$138,137.50(5)

	Total Offering Amounts					$1,000,000,000(4)(5)(6)	—

	Total Fees Previously Paid						$138,137.50(5)

	Total Fee Offsets						—

	Net Fee Due						—

(1)

Subject to Note 6 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities.

(2)	Subject to Note 6 below, there is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock.
(3)

Subject to Note 6 below, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $1,000,000,000.

(4)

Estimated pursuant to Rule 457(o) solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by SLR Investment Corp. (the “Registrant”) in connection with the sale by the Registrant of the securities registered under this registration statement.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is carrying forward to this Registration Statement $1,000,000,000 in aggregate offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under the Registrant’s Registration Statement on Form N-2 (File No. 333-255662), which was initially filed by the Registrant on April 30, 2021 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $138,137.50 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(6)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000.